Exhibit 99.1

News Release

August 8, 2011

Unitrin Announces the Sale of Fireside Bank's Active Loan Portfolio
CHICAGO--(BUSINESS WIRE)-- Unitrin, Inc. (NYSE: UTR) announced today that its subsidiary, Fireside Bank, has signed a definitive agreement with a subsidiary of Consumer Portfolio Services, Inc., to sell its active loan portfolio. Unitrin anticipates that the transaction will close in the third quarter of 2011, subject to regulatory approvals and the satisfaction of other customary closing conditions. Terms of the transaction were not disclosed.
Fireside Bank will service the active loan portfolio for a short transitional period following the closing. Fireside Bank will retain its non-active loan portfolio, which is in run-off and contains approximately $475 million of previously charged-off loans as of July 31, 2011.
"This sale represents substantial progress in the wind-down of Fireside Bank and demonstrates continued success in executing our strategy to allocate capital to our core businesses. We expect that between $225 million and $250 million of capital will be returned to Unitrin from Fireside Bank during the fourth quarter and that ultimately a total of at least $265 million will be returned by the conclusion of the wind-down process," said Donald Southwell, Chairman, President and Chief Executive Officer of Unitrin.
Unitrin is a diversified insurance holding company with subsidiaries that principally provide life, auto, homeowners and other insurance products for individuals and small businesses.
Unitrin's principal businesses are:
Kemper®1, which provides auto, homeowners and other insurance products to individuals through a network of independent agents,
Unitrin Specialty, which provides auto insurance through a network of independent agents and brokers to individuals and small businesses which have had difficulty procuring insurance through traditional channels, usually due to adverse driving records, claim or credit histories,
Unitrin Direct, which markets auto and homeowners insurance to consumers via direct mail, the Internet, employer-sponsored employee benefit programs and other affinity relationships, and
Life and Health Insurance, which specializes in the sale of life and health insurance products to individuals through networks of employee agents and exclusive, independent agents.
Additional information about Unitrin is available by visiting its website (www.unitrin.com).
1 Kemper® is a registered service mark of Unitrin, Inc.

Caution Regarding Forward-Looking Statements
This press release may contain or incorporate by reference information that includes or is based on forward-looking statements within the meaning of the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give expectations or forecasts of future events, and can be identified by the fact that they relate to future actions, performance or results rather than strictly to historical or current facts.
Any or all forward-looking statements may turn out to be wrong, and, accordingly, readers are cautioned not to place undue reliance on such statements, which speak only as of the date of this press release. Forward-looking statements involve a number of risks and uncertainties that are difficult to predict, and are not guarantees of future performance. Among the general factors that could cause actual results to differ materially from estimated results are those listed in periodic reports filed by Unitrin with the Securities and Exchange Commission (the "SEC"). No assurances can be given that the results contemplated in any forward-looking statements will be achieved or will be achieved in any particular timetable. Unitrin assumes no obligation to publicly correct or update any forward-looking statements as a result of events or developments subsequent to the date of this press release. The reader is advised, however, to consult any further disclosures Unitrin makes on related subjects in its filings with the SEC.

Source:
Unitrin, Inc.

Contact:
Unitrin, Inc.
Diana Hickert-Hill    312. 661.4930
investor.relations@unitrin.com